EXHIBIT 4.4
                        -------------------------------


                 Form of Stock Purchase Warrant - 2002 Offering





























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                   CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.
                             STOCK PURCHASE WARRANT
               TO PURCHASE SHARES OF COMMON STOCK, $.01 PAR VALUE


     This is to certify that, for value received, _________________ ("Holder" or "Warrant Holder"), or his or her successors, is entitled, upon the due exercise hereof at any time, subject to Section 3 hereof, during the period commencing on the date on which the Bank of Florida (the "Bank") opens for business (the "Commencement Date") and terminating at 5:00 p.m., Naples, Florida local time, on the fifth anniversary of the Commencement Date, unless earlier terminated as provided in Section 2 hereunder (the "Termination Date"), to purchase _____ shares (subject to adjustment as provided herein) of the $.01 par value common stock of Citizens Bancshares of South Florida, Inc. (the "Company") at a price per share as specified in Section 2 of this Warrant and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions specified herein.

     Section 1. Certain Definitions. Unless the context otherwise requires, the following terms as used in this Warrant shall have the following meanings:

     (a) "Average Market Value" shall mean the average of the Closing Prices for the common stock for the five trading days immediately preceding the date of determination.

     (b) "Bank" shall mean the Bank of Florida, a Florida state-chartered banking corporation (in organization) and a wholly-owned subsidiary of the Company.

     (c) "Call Date" means the date established by the Board of Directors of the Company ("Board") upon which some or all of the Warrants must be exchanged for shares and if not so exchanged upon which such Warrants shall expire.

     (d) "Closing Price" shall mean:

         o if the primary market for the common stock is a national securities exchange, the NASDAQ Stock Market, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security on such exchange or in such quotation system for such trading day, or, if there shall not have been a sale on such exchange or reported through such system on such trading day, the closing or last bid quotations therefor on such exchange or quotation system on such trading day;

         o if the primary market for the common stock is not a national securities exchange or quotation system in which last sale transactions are contemporaneously reported, the last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successor or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate; or

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         o   if the Closing  Price cannot be  ascertained  by any of the methods set forth in the immediately preceding paragraphs, such Closing Price shall be deemed to be the amount equal to a quotient determined by dividing the Fair Market Value by the number of shares (including any fractional shares) of common stock then outstanding.

     (e) "Commencement Date" shall mean the date that the Bank opens for business.

     (f) "Common stock" shall mean the Company's $.01 par value common stock, any security into which such common stock shall have been changed or any security resulting from reclassification of such common stock.

     (g) "Company" shall mean Citizens Bancshares of South Florida, Inc., a Florida corporation, and its successors and assigns.

     (h) "Exercise Date" shall mean the date on which the Company shall have received from the Holder all deliveries required by Section 3 of this Warrant.

     (i) "Exercise Price" shall mean the price per share of common stock specified in Section 2 hereof, as the same shall be adjusted from time to time pursuant to the provisions of this Warrant.

     (j) "Fair Market Value" shall mean the price, as determined by a written appraisal prepared by an appraiser acceptable to the Company, that would be paid by the most likely hypothetical buyer in a single transaction, for 100% of the equity capital of the Company on a going-concern basis. The Company shall pay for the cost of any such appraisal.

     (k) "Public Offering" shall mean the public offering of common stock by the Company, pursuant to an effective registration statement on Form SB-2 filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, which public offering is anticipated to occur and close no later than May 31, 2002.

     Section 2. Exercise Price; Termination. Subject to the adjustments provided for in this Warrant, the exercise price per share (the "Exercise Price") shall be equal to $10.00. In the event that the Company does not receive subscriptions totaling $7,500,000 on or before 5:00 p.m., Naples, Florida local time, on May 31, 2002, or receive final regulatory approval to open the Bank on or before September 30, 2002, then this Warrant and the rights hereunder shall immediately terminate, shall become null and void and shall be of no further force or effect.

     Section 3. Call Option. The Board may, for any reason, call some or all of the Warrants issued and outstanding anytime after the expiration of a 24 month period following the date such Warrants are issued, whether or not vested. Warrants may be called on a pro-rata basis, or in their entirety, from all Warrant holders. If such action is taken by the Board, each Warrant holder shall be given written notice thereof and shall have 45 days from the date of such notice to present to the Company the Warrants so called, along with payment therefore as required in Section 4 herein. Warrants not presented for exchange during this period shall expire at 5:00 p.m. local time on the 45th day following the date of such notice.

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     If at any time while this Warrant is outstanding, the Board of Governors of the Federal Reserve System makes a formal capital call upon the Company or the Comptroller of the Currency makes a formal capital call upon the Bank, the Holder will exercise this Warrant in whole or in part as may be needed for additional required capital, or the Warrant shall be forfeited. The number of shares of Common Stock as to which the Warrant shall be exercised by each Holder to meet the capital call will be calculated pro rata on the basis of the number of shares of Common Stock subject to a Warrant held by each Holder. The exercise price for shares of Common Stock purchased upon such exercise will be equal to the grater of the Exercise Price determined pursuant to Section 2 hereof and the then-current book value per share of Common Stock of the Company. Any portion of this Warrant not required to be exercised under the terms of any such capital call may be exercised under the original terms of this Warrant.

     Section 4. Exercise of Warrant. The Holder of this Warrant may, at any time on or after the Commencement Date but prior to the Termination Date or the call date, exercise this Warrant in whole at any time or in part from time to time for the number of shares which such Holder is then entitled to purchase hereunder.

     The Holder may exercise its rights under this Warrant only as follows:

         o   no part of the Warrant may be exercised  prior to the  Commencement
             Date;

         o beginning on the Commencement Date, this Warrant may be exercised with respect to a maximum of 20% of the shares of common stock subject to this Warrant;

         o beginning on the first anniversary of the Commencement Date, this Warrant may be exercised with respect to an additional 20% of the shares of common stock subject to this Warrant;

         o beginning on the second anniversary of the Commencement Date, this Warrant may be exercised with respect to an additional 20% of the shares of common stock subject to this Warrant;

         o beginning on the third anniversary of the Commencement Date, this Warrant may be exercised with respect to an additional 20% of the shares of common stock subject to this Warrant; and

         o beginning on the fourth anniversary of the Commencement Date, this Warrant may be exercised with respect to an additional 20% of the shares of common stock subject to this Warrant.

     The Holder may exercise this Warrant, in whole or in part, by delivering to the Company at its offices maintained pursuant to Section 4 for such purpose:

         o a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares to be purchased;

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         o   this Warrant; and

         o a sum equal to the Exercise Price therefor in cash (U.S. dollars) or by certified or cashier's check.

     Such notice may be in the form of an election to subscribe attached hereto as Exhibit A. Upon delivery thereof, the Company shall, as promptly as practicable and in any event within ten business days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of shares of common stock issuable upon such exercise.

     The certificate or certificates for shares of common stock so delivered shall be in such denominations as may be specified in said notice, but in no case less than 100 shares, and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the person designated to be named in such certificate shall be deemed to have become a holder of record of such shares, and to have become entitled, to the extent permitted by law, to the right to vote such shares or to consent or receive notice as a stockholder, as of the Exercise Date. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new warrant dated the date it is issued, evidencing the rights of such Holder to purchase the remaining shares of common stock issuable pursuant to this Warrant, which new warrant shall in all other respects be identical with this Warrant, or, at the request of such Holder, appropriate notation may be made on this Warrant and the Warrant returned to such Holder.

     The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates under this Section 3, except that, in the event such stock certificates are to be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer and any other applicable taxes payable upon the issuance of such certificates, if any, shall be paid by the Holder not later than the Exercise Date.

     Section 5. Warrant Registration. At all times while any portion of this Warrant remains outstanding and exercisable the Company shall keep and maintain at its principal offices a register in which the ownership and any exchange of this Warrant shall be recorded. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in the prevention or delay of the proper exercise of this Warrant.

     Section 6. Transferability. Any portion of this Warrant and the rights hereunder may be transferred freely by the Holder in increments of 100 shares or more. In order for a transfer to be effective, a certificate of transfer indicating the number of warrants to be transferred must be executed along and with this Warrant delivered to the Company. The certificate of transfer may be in the form attached hereto as Exhibit B.


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     Section 7. Exchange.  This  Warrant is  exchangeable,  upon  the  surrender hereof by the Holder at the offices of the Company, for a new warrant or warrants, in such denominations as Holder shall designate at the time of surrender for exchange, of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new warrants to represent the right to subscribe for and purchase not less than 100 shares of common stock (except to the extent necessary to reflect the balance of the number of shares purchasable hereunder).

     Section 8. Representations and Covenants of Issuer.

     (a) The Company hereby represents to the Holder as follows:

         o The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida.

         o The Company has the corporate power and authority to execute and deliver this Warrant and to perform the terms hereof, including the issuance of shares of common stock issuable upon exercise hereof. The Company has taken all action necessary to authorize the execution, delivery and performance of this Warrant and the issuance of the shares of common stock issuable upon exercise hereof. This Warrant has been duly authorized and executed by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

     (b) The Company covenants and agrees that all shares of common stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issuance).

     Section 9. Adjustments to Exercise Price and Number of Shares Purchasable. The Exercise Price and number of shares of common stock which may be purchased pursuant to this Warrant shall be subject to adjustment from time to time as follows:

     (a) In the event the Company shall at any time exchange, as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of shares of common stock then outstanding into a different number of shares, with or without par value, then thereafter the number of shares of common stock which the Holder shall be entitled to purchase pursuant to this Warrant (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of outstanding common stock of the Company by reason of such change, and the Exercise Price after such change shall, in the event of an increase in the number of shares of common stock outstanding, be proportionately reduced, and, in the event of a decrease in the number of shares of common stock outstanding, be proportionately increased.

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     (b) In the event of any reclassification or change of outstanding shares of common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend as provided for in Section 9(a), or in the event of any consolidation of the Company with, or merger of the Company into, another corporation, or in the event of any sale of all or substantially all of the property, assets, business and goodwill of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall provide that the Holder of this Warrant shall thereafter be entitled to purchase, by exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of common stock which this Warrant entitles the Holder to purchase immediately prior to such reclassification, change, consolidation, merger or sale. Any such successor corporation thereafter shall be substituted for the Company for purposes of this Warrant.

     Section 10. Holder's Rights. Except as otherwise expressly set forth herein, this Warrant shall not entitle the Holder to any rights of a stockholder of the Company, except that if the Company, during the period in which this Warrant is exercisable, declares a dividend upon the common stock payable other than in cash out of earnings or earned surplus (computed in accordance with generally accepted accounting principles) or other than in common stock or securities convertible into common stock, then the Holder, upon exercise of this Warrant, shall receive the number of shares of common stock purchasable upon such exercise and, in addition and without further payment, the stock or other securities or property which the Holder would have received by way of dividends or other distribution if, continuously since the date hereof, such Holder: (a) had been the record holder of the number of shares of common stock then being purchased, and (b) had retained all such stock and other securities (other than common stock or securities convertible into common stock) and/or other property payable in respect of such common stock or in respect of any stock or securities paid as dividends and originating directly or indirectly from such common stock.

     Section  11.  Notices.  If there  shall be any  adjustment  as  provided in
Section 9 hereof, or if securities or property other than shares of common stock of the Company shall become purchasable in lieu of shares of common stock upon exercise of this Warrant, or the Company exercises its Call Option, then the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to the registered Holder of this Warrant at the address of such Holder shown on the books of the Company, which notice shall be accompanied by an explanation setting forth in reasonable detail the basis for the Holder's becoming entitled to purchase such shares and the number of shares which may be purchased and the exercise price thereof, or the facts requiring any such adjustment and the exercise price and number of shares purchasable subsequent to such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of this Warrant, or the number of Warrants called under the Call Option, as the case may be. At the request of the Holder and upon surrender of this Warrant, the Company shall reissue this Warrant in a form conforming to such adjustments.



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     Section 12. Cash in Lieu of  Fractional  Shares.  The Company  shall not be required to issue fractional shares upon the exercise of this Warrant. If, by reason of any change made pursuant to Sections 9 or 10 hereof, the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional share, the Company shall, upon such exercise, pay to the Holder an amount in cash equal to the Average Market Value of such fractional interest, determined as of the Exercise Date.

     Section 13. Forfeiture. If at any time while this Warrant is outstanding, the Board of Governors of the Federal Reserve System makes a formal capital call upon the Company or the Florida Department of Banking and Finance or the FDIC makes a formal capital call upon the Bank, the Holder will exercise this Warrant in whole or in part as may be needed for additional required capital, or the Warrant shall be forfeited. The number of shares of common stock as to which the Warrant shall be exercised by each Holder to meet the capital call will be calculated pro rata on the basis of the number of shares of common stock subject to a Warrant held by each Holder. The exercise price for shares of common stock purchased upon such exercise will be equal to the greater of the Exercise Price determined pursuant to Section 2 hereof or the then-current book value per share of common stock of the Company. Any portion of this Warrant not required to be exercised under the terms of any such capital call may be exercised under the original terms of this Warrant.

     Section 14. Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant shall become lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose upon the registered Holder hereof (as shown on the register of Warrants maintained by the Company), issue a new warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed.

     Section 15. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of common stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of the shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 16. Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed by the laws of the State of Florida.

     Section 17. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder hereof.

     Section 18. Headings. Headings of the paragraphs in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     Section 19. This Agreement shall be governed by the laws of the State of Florida.



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     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this
___ day of ________, 2002, by its duly authorized officers.


ATTEST:                                          CITIZENS BANCSHARES OF
                                                 SOUTH FLORIDA, INC.

By:______________________                        By:____________________________

Name:____________________                        Name:__________________________

Title:_____________________                      Title:_________________________





















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                                    EXHIBIT A

           [Subscription Form to Be Executed Upon Exercise of Warrant]




     The undersigned registered holder or permitted assignee of such registered holder of the attached Warrant hereby (1) subscribes for ______ Shares which the undersigned is entitled to purchase under the terms of the attached Warrant, (2) makes the full cash payment therefor called for by the attached Warrants, (3) directs that a new Warrant be issued for any Warrant not being exercised at this time, and (4) directs that the shares issuable upon exercise of said Warrant be issued as follows:



                                                   -----------------------------
                                                   (Name)

                                                   -----------------------------
                                                   (Address)

                                                   -----------------------------
                                                   (Signature)


                                                   Dated: ______________________




NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement, or any change whatsoever .










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                                    EXHIBIT B

                             CERTIFICATE OF TRANSFER



     The undersigned registered holder of the attached Warrant hereby assigns and transfers ________ Warrants to: _____________________________,
("Transferee") whose address is _____________________________________  and whose tax payer number is ______________. The undersigned requests that these Warrants be issued to the transferee and that a new Warrant representing the remaining Warrants, if any, be issued to the undersigned.


                                                   -----------------------------
                                                   (Name)

                                                   -----------------------------
                                                   (Address)

                                                   -----------------------------
                                                   (Signature)


                                                   Dated: ______________________



NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement, or any change whatsoever.










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